Exhibit 1.01

Medtronic Public Limited Company
Conflict Minerals Report
For the Year Ended December 31, 2018

Part I: Conflict Minerals Report of the Company

Overview
This Conflict Minerals Report (this “Report”) of Medtronic Public Limited Company (“Medtronic,” the “Company,” “we,” “us,” and “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten and gold (often referred to as 3TG) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.
Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Company Summary
Medtronic, headquartered in Dublin, Ireland, is among the world's largest medical technology, services, and solutions companies - alleviating pain, restoring health, and extending life for millions of people around the world. Medtronic was founded in 1949 and today serves hospitals, physicians, clinicians, and patients in more than 150 countries worldwide. Medtronic remains committed to a mission written by its founder in 1960 that directs Medtronic “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”
Medtronic’s business groups and products for the Reporting Period included:

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The Cardiac and Vascular Group (“CVG”) is composed of the Cardiac Rhythm & Heart Failure (“CRHF”), Coronary & Structural Heart, and Aortic, Peripheral & Venous divisions. CVG's products include pacemakers, insertable and external cardiac monitors, cardiac resynchronization therapy devices, implantable cardioverter defibrillators, leads and delivery systems, ventricular assist systems, ablation products, electrophysiology catheters, products for the treatment of atrial fibrillation, information systems for the management of patients with CRHF devices, products designed to reduce surgical site infections, coronary and peripheral stents and related delivery systems, balloons and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. CVG also includes Care Management Services and Cath Lab Managed Services within the CRHF division.

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The Minimally Invasive Therapies Group (“MITG”) is composed of the Surgical Innovations and Respiratory, Gastrointestinal, & Renal divisions. MITG’s products span the entire continuum of patient care from diagnosis to recovery with a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications. The products include those for advanced and general surgical care including surgical stapling devices, vessel sealing instruments, wound closure, electrosurgery products, hernia mechanical devices, mesh implants, advanced ablation, interventional lung, ventilators, capnography, airway products, sensors, dialysis, and monitors.

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The Restorative Therapies Group (“RTG”) is composed of the Spine, Brain Therapies, Specialty Therapies and Pain Therapies divisions. RTG’s products focus on various areas of the spine, bone graft substitutes, biologic products, trauma, implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, epilepsy, overactive bladder, urinary retention, fecal incontinence and gastroparesis, as well as products to treat conditions of the ear, nose, and throat, and systems that incorporate advanced energy surgical instruments. RTG also manufactures and sells image-guided surgery and intra-operative imaging systems, robotic guidance systems used in robot assisted spine procedures, and therapies to treat diseases of the vasculature in and around the brain, including coils, neurovascular stents and flow diversion products.

•	The Diabetes Group’s products include insulin pumps, continuous glucose monitoring systems, insulin pump consumables, and therapy management software.
This Report has been prepared by Company management.
Design of Conflict Minerals Program
The Company has designed its conflict minerals program, and the reasonable country of origin inquiry and due diligence measures contained therein, to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold, tin, tantalum and tungsten. Due to the depth of the Company’s supply chain, the Company is far removed from the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores, and the Company has limited influence over the behavior of these smelters and refiners. Moreover, because of the geographic diversity and ongoing changes in the Company’s supply chain, the Company often has significant difficulty identifying those suppliers who are further upstream from the Company’s direct suppliers. As a result, the Company’s program was specifically designed to relate to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework from the OECD Guidance:
Step 1. Establish and Maintain Strong Company Management Systems

•	Establish and maintain a policy for the sourcing of minerals from the Covered Countries, which is available at www.medtronic.com/us-en/about/corporate-social-responsibility/suppliers/value-chain.html.

•	Maintain continued membership in the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”).

•	Establish a system of controls and transparency through the use of the Conflict Minerals Reporting Template (“CMRT”) as a standard survey tool to identify smelters and refiners.

•	Establish and maintain a cross-functional conflict minerals management structure composed of three teams:

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Core Team (equivalent to a steering committee) comprised of the Chief Procurement Officer, VP Finance and Chief Accounting Officer, and VP Legal and Assistant Corporate Secretary, which was responsible for the overall program management of the conflict minerals compliance program, including strategy, governance structure, and oversight through the Supply Management Leadership Team;

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Central Team comprised of the Director, Responsible Supply Management Program, a Supply Chain Project Analyst, and a legal representative, which was responsible for the overall conflict minerals program design and implementation, including data collection, applicability and supplier review, reasonable country of origin inquiry (“RCOI”), due diligence, audit readiness, and reporting, as well as day-to-day program management; and

◦	Business Group Team comprised of members from each business group who were responsible for data collection, applicability and supplier review.

•	Update Core Team and the Company’s senior sourcing and supply chain leaders on the status of the conflict minerals program on a quarterly basis.

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Develop and maintain a training document for employees that discusses the highlights of the Rule and the Company’s expectations of its suppliers to assist in complying with the Rule. Employees are trained through materials that are made available on the Company’s intranet site. Supplier training materials are available to all in-scope suppliers through a 3rd party Learning Management System (LMS).

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Enable the Company to receive external inquiries and grievances from customers, employees or other interested parties via the Company’s confidential Voice Your Concern Line at www.VoiceYourConcernLine.com or the conflict minerals e-mail box (conflictminerals@medtronic.com).

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Develop and add a clause to templates for new and renewed supply agreements and to standard purchase order terms and conditions that requires suppliers to provide information about the sourcing of conflict minerals and smelters or refiners and to conduct due diligence on the source and chain of custody for any conflict minerals used in their manufacturing processes.

•	Maintain records of the Company’s conflict minerals process for a minimum of five years, in accordance with the OECD Guidance.
Step 2. Identify and Assess Risks in the Supply Chain

•	Engage with affected suppliers by sending an email notifying them that the Company is subject to the Rule and that their cooperation in responding to a conflict minerals survey is requested.

•	Conduct a supply chain survey, based on the CMRT developed by the RMI, of direct suppliers that supply the Company with products or components that may contain necessary conflict minerals.

•	Receive and review responses from suppliers that were surveyed.

•	Assess the reasonableness of all responses claiming to not use conflict minerals in their manufacturing processes based on internal knowledge of supplies purchased.

•	Perform an automated red flag review of all supplier responses.

•	Communicate with suppliers on the required corrective actions and request additional information as necessary.
Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	Implement a risk management plan that outlines the Company’s responses to identified risks.

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Send reminder letters to each supplier who does not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and work through Category and/or Commodity managers to personally follow up with non-responsive, high-spend suppliers.

•	Review supplier responses that claim to source conflict minerals from one or more of the Covered Countries.

•	Follow up with suppliers that do not provide a smelter or refiner list or indicate that they do not provide a complete smelter or refiner list to request additional smelter or refiner information.

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Compare a list of unique smelters or refiners received from suppliers who respond that they source conflict minerals from the Covered Countries against conformant, active, and standard smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced. Identify smelters or refiners on the RMAP conformant list. For all suppliers who provide unknown or non-RMAP conformant smelters or refiners, continue to work with the supplier to investigate the smelter or refiner and determine the location from which the conflict minerals originated.

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Evaluate facilities listed on CMRTs submitted by suppliers against red flag indicators defined in the OECD Guidance: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing. If facilities meeting these criteria appear on CMRTs submitted by suppliers, the suppliers receive instructions to take risk mitigation actions.

•	Send communication to non-conformant smelters and refiners identified in the Company’s supply chain asking them to get audited and become conformant.

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Send communication to direct suppliers who trigger due diligence by indicating sourcing from the Covered Countries reminding them of the Company’s conflict minerals policy and asking them to make every effort to source conflict minerals from the validated sources.

Step 4. Carry Out Independent Third-Party Audit of Smelter or Refiner’s Due Diligence Practices

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The Company is a downstream consumer of necessary conflict minerals and many steps removed from smelters or refiners who provide minerals and ores. The Company does not perform or direct audits of smelters or refiners within its supply chain and relies on the RMAP and its partners to conduct smelter and refiner due diligence.

Step 5. Report Annually on Supply Chain Due Diligence

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This Conflict Minerals Report is annually filed with the U.S. Securities and Exchange Commission. This Conflict Minerals Report is also available at www.medtronic.com (under the “Investors” caption and “SEC Filings” subcaption).

2018 Process
The Company determined that tin, tantalum, tungsten and gold, often referred to as 3TG, were necessary to the functionality of many of its products. In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefitted armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company identified suppliers to survey by reviewing 2018 direct material purchases and applying applicability filters to segment suppliers that supply the Company with products or components that may contain necessary conflict minerals. After identifying the relevant suppliers, the Company then conducted a supply chain survey, based on the current version of the Conflict Minerals Reporting Template (“CMRT”) originally developed by the Conflict Free Sourcing Initiative (“CFSI”), of 252 direct suppliers that supply the Company with products or components that may contain necessary conflict minerals. The Company utilized a third-party web-based software platform and analysis system to conduct this supply chain survey. The suppliers surveyed represented all suppliers determined to be in-scope for 2018 based on the Company’s applicability filters, as mentioned above.
The Company received 220 responses from suppliers that were surveyed, representing an 87% response rate and 97%of all spend surveyed. The Company sent up to three reminder letters to each supplier who did not respond to the Company’s initial survey request in an attempt to receive a completed CMRT, and worked through relationship managers to personally follow up with non-responsive, high-spend suppliers.
Of the 220 responses, 40 suppliers either claimed to source conflict minerals from one or more of the Covered Countries or provided information that caused the Company to reasonably believe that the supplier sourced conflict minerals from one or more of the Covered Countries. As a result, the Company has reason to believe that necessary conflict minerals in its products may have originated in the Covered Countries.
Red Flag Review
The Company performed an automated red flag review of all supplier responses. Each facility that met the RMI definition of a smelter or refiner of a 3TG mineral was assessed according to red flag indicators defined in the OECD Guidance. The three factors evaluated to determine the level of risk that each smelter poses to the supply chain are:

•	Geographic proximity to the Covered Countries;

•	RMAP audit status; and

•	Credible evidence of unethical or conflict sourcing.
Based on this criteria the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567
As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Submissions that included any of the above facilities immediately produced a return email instructing the supplier to take their own risk mitigation actions and to escalate this matter up within the supplier in order to work to remove these red flag smelters or refiners from their supply chain.

Due Diligence Measures Performed
Following the Company’s RCOI, the Company performed the following measures to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in the Company’s products which the Company has reason to believe may have originated from the Covered Countries:

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Reviewed supplier responses that claimed to source conflict minerals from one or more of the Covered Countries (40 out of 220 completed supplier responses) and compiled initial list of smelters and refiners provided by such suppliers.

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Followed up with suppliers that claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries but did not provide a smelter or refiner list or indicated that they did not provide a complete smelter or refiner list to request additional smelter or refiner information.

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Compared a list of 1,230 potential unique smelters or refiners received from the above suppliers against conformant, active, and legitimate smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced.

•	Identified 254 smelters or refiners on the RMAP conformant list and 6 smelters on the RMAP active list.

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For all suppliers who provided non-RMAP conformant or non-RMAP active smelters or refiners (105 suppliers), the Company reached out to them and asked them to work with their smelters and encourage them to become RMAP conformant.

Results of Due Diligence Measures
As a downstream purchaser of products which contain conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company’s due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information due to, among other reasons, gaps in supplier or smelter data, errors or omissions in information provided by suppliers or smelters, or misunderstandings by suppliers or smelters regarding the SEC requirements.
Per the Company’s supply chain survey, 40 of the Company’s suppliers claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries. These suppliers identified 1,230 potential smelter and refiner facilities that may process the necessary conflict minerals contained in the materials provided to the Company. Of those facilities:

•	254 are listed as “conformant” on the RMAP list, meaning that they are conformant with the RMAP assessment protocols;

•	6 are listed as “active” on the RMAP list, meaning that they have committed to undergo a RMAP audit or are participating in a cross-recognized certification program;

•	58 are included on the RMAP list, but are not listed as “conformant” or “active”; and

•	after comparing the remaining 912 names to the RMAP database, the Company was unable to determine that these were valid smelter names.
A listing of the known smelters and refiners identified by the Company’s suppliers is included in Annex I below. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in the Company’s products. In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their respective suppliers, the decision of such suppliers to provide information on a company-wide level rather than a product-based level, or for other reasons. The smelters and refiners listed in Annex I may not be all of the smelters and refiners in the Company’s supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.
The RMAP-conformant smelters disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from L1, L2 and L3 countries, as well as from the Democratic Republic of the Congo. L1 and L2 countries are, respectively, countries with known active ore production that are not identified as conflict regions or plausible countries of smuggling or export of conflict minerals and countries that are known or plausible countries for smuggling, export out of L3 countries, or transit of materials containing conflict minerals. The L3 countries consist of the Covered Countries. The smelters that are not listed as “conformant” on the RMAP list disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from China, Australia, Canada, Indonesia, Peru, Bolivia, the United States of America and the L1 countries; however, many smelters did not provide specific country of origin data, and, as a result, this list is likely incomplete. The smelters that are not listed as “conformant” on the RMAP list did not disclose any mines located in the Covered Countries.

Compared to the 2017 reporting year, the Company observed the following changes through the analysis of RCOI and source and chain of custody due diligence data for the 2018 reporting year:

•	Decrease in the number of suppliers reporting high risk smelters or refiners from 44 to 40.

•	Increased response rate from Company suppliers from 82% to 87% by count and from 89% to 97% by spend.
Independent Private Sector Audit
The Company does not have sufficient information to determine whether its products are “DRC conflict free.” As such, an independent private sector audit is not required at this time.
Continuous Improvement
The Company took the following steps, among others, to mature its conflict minerals program, including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:

•	Included a conflict minerals flow-down clause in new or renewed supplier agreement templates and in standard purchaser terms and conditions;

•	Continued to partnered with a 3rd party software and service provider with extensive expertise in turn-key conflict minerals services

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Shared all due diligence results with the Core Team and Business Groups senior sourcing leadership who demonstrated awareness and concern, as well as responsiveness to the risks identified in the due diligence;

•	Engaged with suppliers by directing them to training resources to increase the response rate and improve the quality of the supplier survey responses;

•	Reached out to smelters and refiners within the Company’s supply chain who are not currently on the RMAP list and encouraged them to become conformant;

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Reached out to suppliers who indicated that they source conflict minerals from the Covered Countries to reiterate the Company’s policy and ask them to apply every effort to use only conformant sources of conflict minerals;

•	Worked with non-responsive suppliers through follow-up letters and direct outreach by commodity managers to educate suppliers and facilitate responses;

•	Created a process to receive external inquiries and grievances from customers, employees or other interested parties;

•	Participated in multiple webinars and conferences

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Maintained membership in RMI since 2015, which provides the Company with the ability to participate in shaping industry policies regarding conflict minerals, a forum for engagement with stakeholder groups related to conflict minerals, and access to data regarding those facilities that are validated through the RMI.

The Company expects to take the following steps as part of continuous improvement:

•	Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance.

•	Continue to annually evaluate the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program.

•	Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals.

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Further focus on the analysis of supplier responses and maturing the Company’s due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner and component level.

•	Increase the Company’s focus on conflict minerals compliance on high-risk and high-spend suppliers.

•	Merge newly acquired Mazor Robotics conflict minerals program with the Company’s in 2019.

Annex I
Smelters and Refiners

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	African Gold Refinery	UGANDA	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Enrolled

Gold	Geib Refining Corporation	UNITED STATES	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not Enrolled
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled
Gold	Sai Refinery	INDIA	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	Not Enrolled

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemicals	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Active
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Not Enrolled
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	Brazil	Not Enrolled
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Non Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

Mazor Robotics Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2018

Part II: Conflict Minerals Report of Mazor

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. "Conflict Minerals" are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this assessment.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, it must disclose its determination, provide a brief description of the inquiry it undertook and the results of the inquiry on a Form SD.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (the “CMR”) to the SEC that includes a description of those due diligence measures.

1. Overview

This CMR has been prepared by management of Mazor Robotics Ltd. (herein referred to as “Mazor”, "Mazor Robotics", the "Company", “we”, “us”, or “our”). The information includes the activities of Mazor's wholly owned subsidiaries for the year ended December 31, 2018.

We are a leading innovator that has pioneered robotic guidance systems and complementary products in the spine and brain surgical markets, which we believe may provide a safer surgical environment for patients, surgeons and operating room staff. We engage in the development, production and marketing of innovative medical devices for supporting surgical procedures in the fields of orthopedics and neurosurgery. We operate in the fields of image guided surgery and computer-assisted surgery enabling the use of surgical instruments with high precision and minimal invasiveness, aiming to simplify complex and minimally-invasive surgical procedures. We believe that our Mazor Core technology - the collaboration of four key technologies in Mazor's systems - provides predictable, efficient and precise surgical procedures. We believe that our portfolio of products, based on our proprietary Mazor Core technology and including the Mazor XTM Robotic Guidance System (“Mazor X”), and the Renaissance® Surgical Guidance System (“Renaissance” and together with the Mazor X, the “Products”), are transforming spine surgery from freehand procedures to highly accurate, state-of-the-art, guided procedures that raise the standard of care with better clinical results. We believe in evidence-based medicine, with more than 55 peer-reviewed studies validating the clinical value proposition of our products. The Mazor X, Renaissance and SpineAssist (our predecessor to the Renaissance) systems have been used to perform a wide variety of spine procedures. We believe in ongoing innovation. In 2014, we introduced the Renaissance for brain surgery and in 2015 we introduced the PRO (Predictable Renaissance Operation) product line, which currently includes three solutions designed to support brain procedures, as well as, trauma and lateral spine procedures. We are continuing the development of the Renaissance platform for trajectory guidance in spine and brain surgery procedures. In July 2016, we unveiled the Mazor X system, a transformative robotic guidance platform for spine surgeries and in October 2016, we commercially launched the Mazor X system. The Mazor X system was developed with the goal of enhancing predictability and patient benefit, through the combination of analytical tools, multiple-source data, precision guidance, optical tracking, intra-op verification, and connectivity technologies. The Mazor X system was designed to expand the field of precision guided spine surgery beyond trajectory guidance. In April 2017, we received 510(k) clearance from the FDA for the Mazor X Align™ software, a spinal deformity correction planning software for the Mazor X system. The Mazor X Align is the first advanced application being integrated onto the Mazor X platform. We are continuing the development of the Mazor X platform for additional spine surgery procedures. On May 16, 2016, we entered into a strategic, two-phase Exclusive Lead Sharing and Distribution Agreement and a Purchase Agreement with Medtronic plc and certain of its affiliates (“Medtronic”). Under the first phase of this agreement, Medtronic was charged to generate sales leads for the Mazor X system. Mazor was stipulated as Medtronic’s sole strategic partner for development and commercialization of the Mazor X for robotic-based spine applications. In addition, Medtronic made certain investments in Mazor between 2016 and 2018. On August 30, 2017, we entered into the next phase of our strategic partnership with Medtronic, whereby Medtronic assumed exclusive global commercial responsibility for the Mazor X system for spine applications. On December 18, 2018, we were acquired by Medtronic and subsequently we were delisted from trading on the NASDAQ and Tel-Aviv Stock Exchange.

Our end customers are mainly comprised of hospitals, medical centers, academic centers and medical device distributors.

Mazor is committed to high ethical standards and to conducting its business with a high level of integrity, as defined in our Code of Business Conduct and Ethics. We strive to source materials from companies that share our values regarding human rights, ethics and environmental responsibility.

We conducted an analysis of our Products and found the presence of 3TG materials. Therefore, the Products that we manufacture are subject to the reporting obligations of the Rule.

2. Supply Chain Overview

Mazor does not purchase Conflict Minerals directly from mines, smelters or refiners, and tracing these minerals to their sources is a challenge that requires us to rely on suppliers in the efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. In order to manage the scope of this task, we integrated a responsible sourcing of minerals requirement within our Conflict Minerals Policy. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy.

3. Reasonable Country of Origin Inquiry (RCOI)

We performed an internal assessment and prioritized the list of suppliers to approach. In the first step, we conducted a comprehensive analysis of our Products' components and identified potential 3TG Suppliers ("Potential 3TG Suppliers"). We contacted the identified Potential 3TG Suppliers to further investigate the possibility that 3TG minerals are present within our Products. We identified 135 Potential 3TG Suppliers whose products could potentially include 3TG.

We believe that implementing the OECD guidelines and using the Responsible Minerals Initiative ("RMI") (formerly the Conflict-Free Sourcing Initiative (CFSI)) Conflict Minerals Reporting Template (“CMRT”) to gather information from smelters and refiners are currently the best possible efforts to obtain mine and country of origin information.

Due to the size of the Company, the breadth and complexity of our Products, and the dynamic nature of our supply chain, it is challenging to identify the source and origin of the 3TG incorporated in our Products. The manufacturing process for Mazor's Products is significantly removed from the mining, smelting and refining of Conflict Minerals, therefore, we must rely on our direct suppliers to assist us in obtaining information regarding the origin of the Conflict Minerals.

We reached out to those suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters using the most recent CMRT developed by the RMI.

We engaged a global third-party service provider to compile the survey results, and we reviewed the responses that we received and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. We received responses from 63 suppliers that represent 47% of our Potential 3TG Suppliers.

Based on information obtained and taking into account the complexities of our supply chain, we do not have sufficient information from our suppliers to determine the country of origin of the Conflict Minerals used in our Products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Based on this result, Mazor undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its Products during 2018. There is significant overlap between our RCOI efforts and our due diligence measures performed.

4. Due Diligence Program

4.1. Design of Our Due Diligence and Description of the Due Diligence Process

Our due diligence processes and efforts have been designed and developed based on the Organization for Economic Co-operation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and the related supplements for gold and for tin, tantalum and tungsten. This aforementioned guidance includes the following measures:

Step 1: Establish Strong Company Management Systems;
Step 2: Identify and Assess Risk in the Supply Chain;
Step 3: Design and Implement Strategy to Respond to Risks;
Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain; and
Step 5: Report Annually on Supply Chain Due Diligence.

4.2. Due Diligence Process

4.2.1. Establish Strong Company Management Systems
Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy; establishment of governance structures with cross functional team members and senior executives; communication to, and engagement with suppliers; due diligence compliance processes and measurement; record keeping and escalation procedures.

4.2.1.1. Conflict Minerals Policy
Mazor believes that ethical business conduct is critical to its operations and therefore has established a Code of Business Conduct and Ethics. Mazor is concerned that the trade of Conflict Minerals mined in the Covered Countries may be fueling human rights atrocities in the region. Therefore, Mazor has adopted a Conflict Minerals Policy. As described in the policy, Mazor strives to source materials from companies that share our values around human rights, ethics and environmental responsibility. We do not aim to eliminate sourcing from the Covered Countries, but to encourage suppliers to engage in ethical sourcing of the Conflict Minerals from the Covered Countries. We expect our suppliers to comply with our Conflict Mineral Policy.

4.2.1.2. Management Systems and Internal Team
Mazor has created a Conflict Minerals taskforce and engaged with an external consultant to ensure compliance with the Rule. Our taskforce led by our Director Operations who joined the Company in 2017, and a team of subject matter experts from relevant functions such as supply chain, engineering, finance departments and outside consultants. The taskforce oversees ongoing communication with the Potential 3TG Suppliers, to obtain Conflict Minerals evaluation results, to perform the required procedures to ensure that the responses received from our suppliers meet the requirements of the Rule and to deal with all issues arising from the RCOI findings and the due diligence program.

4.2.1.3 Control Systems
We utilize the RMI’s CMRT to collect data and information from our suppliers in order to identify the origin of 3TG in our supply chain. We also engage a global third-party service provider to assist us with the identification of the smelters and refiners that process the 3TG in our Products.

Mazor has an established due diligence compliance process and has set forth documentation and record maintenance mechanisms to ensure that relevant documentation is retained in a structured electronic database for a period of at least five years.

4.2.1.4 Supplier Engagement
We sent letters to Potential 3TG Suppliers informing these direct suppliers that Mazor is subject to the Rule, advised them of Mazor's commitment to responsible sourcing of minerals, and indicated that their cooperation in the due diligence process is expected, including completion of the CMRT. We have also engaged a global third-party service provider to facilitate training and outreach to suppliers, as well as to communicate, collect, validate and archive supplier responses. In addition, a conflict minerals clause that requires suppliers to provide us with information about the source of 3TG and relevant smelters or refiners was added to our standard contracts.

4.2.1.5 Grievance Mechanism
Our Conflict Minerals Policy is available to the public on our website and provides the contact details for reporting concerns or further guidance regarding our Conflict Minerals program.

4.2.2. Identify and Assess Risk in the Supply Chain

As described above, we identified through a comprehensive analysis of our Products 164 Potential 3TG Suppliers. We reached out to those suppliers through letters and questionnaires designed to explain the relevant SEC requirements and Mazor's due diligence expectations as well as to refer them to online training materials and instructions. Suppliers were asked to provide us with information regarding 3TG and smelters or refiners using the CMRT developed by the RMI. We received responses from 80 suppliers. We compared the information provided therein with the RMI's standard smelter list.

4.2.3. Design and Implement Strategy to Respond to Risks
Each CMRT received from our suppliers was entered into a database maintained by a global third-party service provider and was reviewed. For non-responsive suppliers or suppliers that provided unclear or incomplete responses, an escalation process was implemented to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process. We communicate to all our suppliers the importance of compliance and have a Conflict Minerals management program in place to collect, analyze, store and monitor the results of our inquires. We also request any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict. Our VP Operations & Service is briefed on an on-going basis and as required on the results of our due diligence efforts. In addition, the status of the Conflict Mineral Program and relevant updates are shared with the team on an on-going basis and as required.

4.2.4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence
Mazor does not have direct sourcing relationships with Conflict Mineral smelters or refiners. Where possible, we have relied on third-party assurances and certifications, such as the RMI's Responsible Mineral Assurance Process (“RMAP”).

4.2.5. Report Annually on Supply Chain Due Diligence
The CMR is available on Medtronic’s website at www.medtronic.com (under the “Investors” caption and “SEC Filings” subcaption).

5. Results of Assessment:

5.1. Survey Responses

As indicated above, the Products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of components from many suppliers. Since there are generally multiple tiers between the mines that extract Conflict Minerals and our suppliers, we relied on our suppliers to provide information on the origin of the Conflict Minerals contained in components supplied to us. We did not receive information at the product level from all of our suppliers, and therefore the Company cannot clearly identify the source of origin of all 3TG included in its products.

Based on information provided by our Potential 3TG Suppliers as well as by RMI, the results of our due diligence investigations as of the date of this Report are as follows:

Out of 135 Potential 3TG Suppliers:
10% of our Potential 3TG Suppliers were determined to be 3TG free.
37% of our Potential 3TG Suppliers were determined to supply 3TG.

Based on the information we received from Potential 3TG Suppliers, we identified 322 smelters or refiners, categorized by 3TG: (Gold 151, Tantalum 42, Tin 83, Tungsten 46), of which 256 smelters or refiners, or approximately 80%, have been certified as Conflict Free by the RMI, or are currently engaged in an audit process ("Active"), as of the date of publication of this CMR. We have identified two smelters or refiners, or 0.6%, that provided conflict minerals from recycled or scrap sources. Additionally, 281of the smelters or refiners in our supply chain survey, or 87%, are not from the Covered Countries. We identified four smelters that were not designated as conflict free by the RMI, and are from the Covered Countries. We are in on-going communication with the relevant Potential 3TG Suppliers sourcing from the aforementioned smelters or refiners to manage risks, and their responses are still under evaluation by the Company, as of the date of publication of this CMR.

Based on the information provided by the relevant suppliers as well as by RMI, as of the date of this CMR, the facilities that may have been used to process the Conflict Minerals in our Products may include to the best of our knowledge the smelters and refiners listed in Annex I below.

Based on the information provided by the relevant suppliers as well as by RMI, as of the date of this CMR, the mine countries of origin of the Conflict Minerals contained in our Products may include the countries listed in Annex II below.

Please note that information is not gathered on a continuous, real-time basis from Mazor's suppliers, and that, since the information comes from direct and secondary suppliers and independent third-party audit programs, Mazor can only provide reasonable (not absolute) assurance regarding the source and chain of custody of the necessary Conflict Minerals.

6. Continuous Improvement Efforts to Mitigate Risk

As we move forward with our due diligence program, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with international regulations, and will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our Products could benefit armed groups in the Covered Countries:

a.
Periodically engage with suppliers to attempt to increase the response rate to our inquiries and to improve the content of the supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

c.
Request of any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict. We do not aim to eliminate sourcing from the Covered Countries, but to encourage suppliers to engage in ethical sourcing of the Conflict Minerals from the Covered Countries.

d.	Validate supplier responses regarding smelters and refiners using information collected from reliable industry certification programs.

e.
Continue to compare smelters and refiners identified by our supply chain survey against lists of facilities that have received a third-party “conflict free” designation and to track those that have not received such a designation.

f.	Continue to report to management on the findings of our supply chain risk assessment.

g.	Work to integrate our conflict minerals program with that of Medtronic.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Annex I - List of smelters or refiners

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Sudan Gold Refinery	SUDAN
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	African Gold Refinery	UGANDA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Annex II - List of possible countries of origin of Conflict Minerals

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MALAYSIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND

TURKEY
UGANDA
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